                                                                   Exhibit 23.02



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2004, in the Registration Statement (Form S-1) and related Prospectus of Celerity Group, Inc. for the registration of its common stock.



/s/ Ernst & Young LLP



Walnut Creek, California
April 23, 2004